Exhibit 10.7

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (the “Agreement”) dated [                ], between Repare Therapeutics Inc. (the “Corporation”), a corporation continued under the Business Corporations Act (Quebec) and [                ] (the “Indemnified Party” and, together with the Corporation, the “Parties”).

RECITALS:

(a)

Each of the Business Corporations Act (Quebec) and the Corporation’s by-laws requires the Corporation to indemnify its current and former directors and officers and its other mandataries and persons who act or acted at the Corporation’s request as directors or officers of another Group (as defined below) against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved, provided that certain conditions are fulfilled.

(b)

On the basis of the terms and conditions set out in this Agreement, the Indemnified Party has consented to act as a director and/or officer of the Corporation, or, at the Corporation’s request, as a director and/or officer of, or in a similar capacity for, any other legal person, group of persons, or group of properties, including an organization, joint venture or trust (each a “Group”).

(c)

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation or any other Group.

In consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

1.	Indemnity

Subject to Section 8 of this Agreement, the Corporation agrees to indemnify and save the Indemnified Party harmless, to the fullest extent permitted by law, against all Liabilities (as defined below).

“Liabilities” means all losses, liabilities, claims, damages, costs, charges, fees or expenses which the Indemnified Party reasonably incurs, whether incurred alone or jointly with others, as a result of and/or in the exercise of the Indemnified Party’s functions as described above, including, without limitation:

(a)	an amount paid to settle an action or satisfy a judgment or arising from any investigative or other Proceeding (as defined below);

(b)	all legal and other professional fees and disbursements incurred in connection with any Proceeding or the appeal of a judgment or decision rendered pursuant to a Proceeding;

(c)

all reasonable out-of-pocket expenses incurred by the Indemnified Party to prepare for and attend to any Proceeding, including out-of-pocket expenses for attending discoveries, trials, hearings, and meetings;

(d)	in the case where the Indemnified Party is no longer an employee of the Corporation, reasonable compensation for all time devoted by the Indemnified Party to any Proceeding;

(e)

any fines or other financial penalties imposed against the Indemnified Party in connection with any Proceeding as a result of a conviction or reprimand under the law because of the Indemnified Party’s position as director or officer of the Corporation, or because the Indemnified Party acted as director or officer of, or in a similar capacity for, any other Group at the request of the Corporation;

(f)

a fine, penalty, levy or charge paid to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court, tribunal or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances (collectively, a “Governmental Authority”), including as a result of a breach or alleged breach of any statutory duty imposed on directors or officers or of any law, statute, rule or regulation or of any provision of the articles, by-laws or any resolution of the Corporation or any other Group;

(g)

an amount required to be paid to satisfy a liability arising as a result of the failure of the Corporation or any other Group to pay wages, vacation pay and any other amounts that may be owing to employees or to make contributions that may be required to be made to any pension plan, retirement income plan or other benefit plan for employees or to remit to any Governmental Authority payroll deductions, income taxes or other taxes, or any other amounts payable by the Corporation or any other Group; and

(h)

the full amount of any income taxes that the Indemnified Party is required to pay as a consequence of receiving any payment made by the Corporation pursuant to this Agreement, unless, in computing the Indemnified Party’s income for income tax purposes the Indemnified Party is entitled to deduct the amounts paid by the Indemnified Party on account of Liabilities for which the Indemnified Party has been indemnified by the Corporation under this Agreement.

“Proceeding” means any civil, criminal, administrative, investigative or other proceeding (i) in which the Indemnified Party is involved or made a party to, or threatened to be made a party to, and (ii) which arises by reason of being or having been a director or officer of the Corporation or by reason of being or having been a director or officer of, or serving or having served in a similar capacity for, any other Group at the request of the Corporation.

2.	Additional Rights to Indemnification

The indemnities in Section 1 shall also apply [(a)] in respect of offices held or functions performed by the Indemnified Party, at the Corporation’s request, similar to those held or performed by a director or officer, for a partnership, trust, joint venture or other unincorporated entity of which the Corporation is or was a creditor or in which the Corporation has or had an interest [and (b) in respect of any venture capital fund affiliated with the Indemnified Party that has invested in the Corporation by reason of such fund being or having been a shareholder in the Corporation but only to the extent that such fund’s involvement in any action or Proceeding is related to the Indemnified Party’s service as a director or officer or such fund’s affiliation with the Indemnified Party]. In addition, the indemnities provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnified Party may be entitled [(i)] under the Corporation’s constating documents or the Business Corporations Act (Quebec) or any insurance policy or any contract with the Corporation[, or (ii) in the case of any Indemnified Party affiliated with any venture capital fund, under any indemnification or insurance provided by the applicable venture capital fund or firm (in which case, the Corporation agrees that it shall be the indemnitor of first resort and the Corporation waives and releases any and all claims against such venture capital fund or firm for contribution, subrogation or any other recovery in respect of any indemnification provided by the Corporation under this Agreement; however if the venture capital fund or firm does make any advance or payment to the Indemnified Party in respect of any claim for which the Indemnified Party has sought indemnification from the Corporation, the venture capital fund or firm shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Party against the Corporation)]. [It is the intention of the Corporation to constitute the Indemnified Party as a trustee for the venture capital funds referenced in this Section 2 of the covenants of the Corporation contained herein, and the Indemnified Party agrees to accept such trust and to hold and enforce such covenants on behalf of such venture capital funds.]

3.	Indemnification Procedure

In the event the Indemnified Party is, was, or becomes a party to or witness or otherwise a participant in or are threatened to be made a party to or witness or otherwise a participant in a Proceeding, for any reason, the Corporation shall indemnify the Indemnified Party to the fullest extent permitted by law as soon as practicable, but in any event no later than 10 days after a written demand is presented to the Corporation, against any and all Liabilities paid or incurred (including all penalties, interest, assessments, and other charges paid or payable in connection with or in respect of such Liabilities, or amounts paid in settlement) on account of such Proceeding.

4.	Partial Indemnity

If the Indemnified Party is determined to be entitled under any provision of this Agreement or any applicable law to indemnification by the Corporation for some or a portion of the Liabilities or amounts paid in settlement of a Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

5.	Advance of Costs

Subject to Sections 6 and 8 of this Agreement, the Corporation shall promptly advance monies to the Indemnified Party for the costs, fees, advances, disbursements, charges, retainers, bonds, and expenses stemming from any of the Liabilities or arising from the Indemnified Party’s involvement or participation in any Proceeding, including, without limitation, costs, charges and expenses incurred by the Indemnified Party in the monitoring, investigation or defense of any Proceeding; provided, however, that, the Indemnified Party shall provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has (i) acted with honesty and loyalty in the interest of the Corporation, or, as the case may be, in the interest of any other Group, (ii) in the case of a Proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the Indemnified Party’s conduct was lawful and (iii) has not committed an intentional or gross fault, along with sufficient particulars of the costs, fees, advances, disbursements, charges, retainers, bonds and expenses to be covered by the proposed advance to enable the Corporation to make an assessment of its reasonableness. The Corporation undertakes to advance the amounts hereunder by no later than ten (10) business days following a written request made by the Indemnified Party, provided that such request contains the information and affirmations required hereunder.

If, pursuant to Section 8 of this Agreement, the Corporation has no obligation or liability to indemnify the Indemnified Party under this Agreement or any applicable laws, the Indemnified Party shall repay any monies that have been advanced to the Indemnified Party by the Corporation pursuant to this Agreement.

6.	Derivative Actions

In respect of an action by or on behalf of the Corporation (or by or on behalf of any other Group for which the Indemnified Party has acted or is acting as director or officer or in a similar capacity at the request of the Corporation) to procure a judgement in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation (or by reason of being or having been a director or officer of, or serving or having served in a similar capacity for, another Group at the request of the Corporation), the Corporation will, upon request of the Indemnified Party, make an application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action, in accordance with section 161 of the Business Corporations Act (Quebec).

7.	Incidental Expenses

Subject to Section 2, the Corporation shall pay or reimburse the Indemnified Party for the Indemnified Party’s reasonable and necessary travel, lodging and accommodation costs, charges and expenses paid or incurred by or on behalf of the Indemnified Party in carrying out the Indemnified Party’s duties as a director or officer of the Corporation or another Group.

8.	Limitation

Except to the extent required by law, the indemnity described in this Agreement will not apply to:

(a)	claims initiated by the Indemnified Party against the Corporation except for claims relating to the enforcement of this Agreement, or

(b)

claims initiated by the Indemnified Party against any other person or entity unless the Corporation has joined with the Indemnified Party in, or has consented to the initiation of that Proceeding. This exception shall not apply to counter claims initiated by the Indemnified Party, which claims shall be covered by this Agreement.

Furthermore, the Corporation will have no obligation or liability to indemnify the Indemnified Party under this Agreement if a court or other competent authority concludes, by way of a final judgment, that:

(a)

the Indemnified Party has not acted with honesty and loyalty in the interest of the Corporation, or, as the case may be, in the interest of any other Group for which the Indemnified Party acted as director or officer or in a similar capacity at the request of the Corporation; or

(b)	in the case of a Proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

Likewise, the Corporation will have no obligation or liability to indemnify the Indemnified Party under this Agreement if a court determines, by way of a final judgment, that the Indemnified Party has committed an intentional or gross fault.

9.	Statutory Obligation to Indemnify

Nothing in this Agreement in any way adversely affects or diminishes the obligation of the Corporation to indemnify the Indemnified Party pursuant to section 159 of the Business Corporations Act (Quebec) or any other applicable law, statute or regulation.

10.	Notice

The Indemnified Party shall as soon as practicable notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document commencing any Proceeding which may be subject to indemnification or advances under this Agreement, but no delay in providing such notice will in any way limit or affect the Indemnified Party’s rights or the Corporation’s obligations under this Agreement or pursuant to the Business Corporations Act (Quebec).

The Indemnified Party shall instruct his or her counsel to (i) keep the Corporation reasonably informed of its conduct of the defence of any such Proceeding, except that in any such derivative Proceeding under Section 6, neither the Indemnified Party, nor its counsel, shall be required to inform the

Corporation of its conduct of the defence and (ii) to provide the Corporation with copies of any documents served on the Indemnified Party in connection with such Proceeding or any other relevant documents in the possession of the Indemnified Party, as soon as is practicable. The Indemnified Party shall cooperate fully in any investigation by the Corporation, including acting as a witness at the Corporation’s request, provided it does not prejudice the Indemnified Party.

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a) in the case of a Notice to the Indemnified Party at:

[                ]

Fax:     [                ]

E-mail: [                ]

(b) in the case of a Notice to the Corporation at:

Repare Therapeutics Inc.

7210 Frederick-Banting Street

Suite 100

Saint-Laurent (Quebec) H4S 2A1

Attention: Chief Executive Officer

E-mail:    [                 ]

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day, then the Notice shall be deemed to have been given and received on the next business day.

Any party may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section.

11.	Independent Counsel

Upon becoming aware of any Proceeding or Liabilities, the Indemnified Party will be entitled to retain independent legal counsel of the Indemnified Party’s choosing until such time as it is determined that the Indemnified Party is not subject to any conflict of interest against the Corporation; provided, however, that the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless engagement of such other counsel has been authorized by the Corporation (such authorization not to be unreasonably withheld), or judged by the court or other competent authority to be necessary to protect the interests of the Indemnified Party, in which event, the fees and disbursements of such counsel shall be paid by the Corporation.

12.	Absence of Presumption

For purposes of Section 8 of this Agreement, the termination of any Proceeding, claim by judgment, order, settlement (whether with or without court approval), or conviction, will not, of itself, create a presumption that the Indemnified Party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

13.	Duplication of Payments

Subject to Section 2, the Corporation will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment from any third party (under any insurance policy, including the directors’ and officers’ liability insurance policy described in Section 15 below, by law, or otherwise) of the amounts otherwise subject to indemnification under this Agreement, unless such amounts have then subsequently been reimbursed by the Indemnified Party to the third party.

14.	Settlement

The Parties will act reasonably in pursuing the settlement of any Proceeding. The Corporation may not negotiate or effect a settlement of claims against the Indemnified Party without the Indemnified Party’s consent, which may not be unreasonably withheld. The Indemnified Party may negotiate and effect a settlement without the consent of the Corporation but the Corporation will not be liable for any settlement negotiated without its prior written consent, which may not be unreasonably withheld. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation.

15.	Directors’ & Officers’ Insurance

The Corporation shall ensure that its liabilities under this Agreement are at all times supported by a directors’ and officers’ liability insurance policy, with a responsible insurer, that has been approved by the board of directors of the Corporation. The responsibility for obtaining and maintaining directors’ and officers’ liability insurance shall rest with a senior manager of the Corporation, who shall retain an insurance broker or other person having expertise and experience in directors’ and officers’ liability insurance. The Corporation shall provide the Indemnified Party with a copy of each policy of insurance providing the coverages contemplated by this Section promptly after coverage is obtained, and shall promptly notify the Indemnified Party in writing if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage). The Corporation shall not do any act or thing (including changing insurers) or fail to do any act or thing, that could cause or result in a denial of insurance coverage or of any claim under such coverage; without limiting the generality of the foregoing, the Corporation shall give prompt and proper notice to the insurer of any claim against the Indemnified Party. Notwithstanding the foregoing, the Corporation may, as an alternative or in addition to obtaining or maintaining a directors’ and officers’ liability insurance policy, support its liabilities under this Agreement with a valid and irrevocable trust that provides substantially similar coverage to the Indemnified Party as would a policy of insurance contemplated by this Section, as may be approved by the board of directors of the Corporation.

16.	Taxes

Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation shall pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

17.	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

18.	Survival

This Agreement shall continue in full force and effect after the Indemnified Party has ceased to be a director or officer (or serving in a similar capacity) of the Corporation, or being a director or officer of (or serving in a similar capacity for) another Group at the request of the Corporation, and shall survive until thirty (30) days following the expiration of the statute of limitations applicable to any and all Proceeding.

19.	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or any other Group.

20.	Subrogation

Subject to Section 2, to the extent permitted by law, the Corporation will be subrogated to all rights which the Indemnified Party may have under all policies of insurance or other contracts pursuant to which the Indemnified Party may be entitled to reimbursement of, or indemnification in respect of, any Liabilities borne by the Corporation pursuant to this Agreement.

21.	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) or be deemed to be a waiver with respect to any other future instance involving the same provisions. No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

22.	Successors and Assigns

This Agreement becomes effective immediately upon the closing of the Corporation’s initial public offering. After that time, it will be binding upon and enure to the benefit of the Indemnified Party and the Indemnified Party’s successors, heirs, liquidators, executors, administrators and permitted assigns.

Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned, transferred, or delegated, in whole or in part, by the Indemnified Party without the prior written consent of the Corporation. Any purported assignment, transfer or delegation without such written consent will be null and void and of no effect. The Corporation may assign, transfer or delegate, as applicable, its obligations under this Agreement in whole or in part to any one of its affiliates, subsidiaries or successors without the Indemnified Party’s consent.

23.	Severability

If, in any jurisdiction, any provision of this Agreement is determined to be illegal, invalid or unenforceable, in whole or in part, by an arbitrator or any court or other competent authority from which no appeal exists or is taken, that provision or part thereof will be severed from this Agreement and the remaining part of the provision and all other provisions will remain in full force and effect.

24.	Governing Law

This Agreement is governed by, and is to be interpreted and enforced in accordance with, the laws of the province of Quebec and the federal laws of Canada applicable therein. The Parties agree that the courts of the District of Montréal, province of Quebec, Canada, will have exclusive jurisdiction for the adjudication of any and all disputes or controversies arising out of or relating directly or indirectly to this Agreement and waive any objections to the assertion or exercise of jurisdiction by such courts, including any objection based on forum non conveniens.

25.	Entire Agreement

Upon the effectiveness of this Agreement immediately upon the closing of the Corporation’s initial public offering, this Agreement shall constitute the entire agreement between the Parties with respect to the matters contemplated herein and shall supersede all prior agreements, understandings, negotiations, correspondence and discussions, whether oral or written, entered into between the Indemnified Party and the Corporation providing for indemnification or similar rights in relation to the Indemnified Party acting as a director or officer of the Corporation or as a director or officer of another Group, or serving in a similar capacity, at the request of the Corporation. For greater certainty, once this Agreement becomes effective upon the closing of the Corporation’s initial public offering, this Agreement shall be effective from the date the Indemnified Party was first elected or appointed as a director or officer of the Corporation. Notwithstanding the foregoing, if a signatory hereto has an employment agreement with the Corporation that provides additional indemnification protection not provided herein (“Additional Indemnity”), such Additional Indemnity shall remain in full force and effect.

26.	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement.

27.	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

28.	Counterparts

This Agreement may be signed and delivered in any number of counterparts (including by facsimile, email or other electronic means), each of which is deemed to be an original, and such counterparts together constitute one and the same agreement.

29.	English Language

The Parties have agreed that this Agreement as well as any notice, document or instrument relating to it be drawn up in English only but without prejudice to any such notice, document or instrument which may from time to time be drawn up in French only or in both French and English. Les parties aux présentes ont convenu que la présente convention ainsi que tout autre avis, acte ou document s’y rattachant soient rédigés en anglais seulement mais sans préjudice à tout tel avis, acte ou document qui pourrait à l’occasion être rédigé en français seulement ou à la fois en anglais et en français.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

REPARE THERAPEUTICS INC.

By:
Name: Title:

Witness (signature)	Signature of Indemnified Party

Witness Name (print)	Print or Type Name of Indemnified Party

[Signature Page – Indemnification Agreement]